UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2018

WABCO HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussée de la Hulpe 166, 1170, Belgium 2770 Research Drive, Rochester Hills, Michigan		48309-3511
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 25, 2018, WABCO Holdings Inc. (the “Company”) and certain other subsidiaries of WABCO Holdings Inc. (collectively, “WABCO”), entered into an agreement amending and restating WABCO’s existing $400 million multi-currency 5-year senior unsecured revolving credit facility (incorporating swingline facilities and a letter of credit facility, together with the revolving credit facility, the “WABCO Facility”) with the lenders and agent banks party thereto, including Citibank Europe plc, UK Branch (previously known as Citibank International Limited) as Agent, Citigroup Global Markets Limited as coordinator, and Bank of America Merrill Lynch International Limited, BNP Paribas Fortis SA/NV, Citigroup Global Markets Limited, HSBC Bank Plc, Brussels Branch, ING Belgium SA/NV, MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) and UniCredit Bank AG as arrangers, such amendment and restatement to be effective from June 28, 2018 upon the repayment of principal and interest of all loans then outstanding thereunder immediately prior thereto.

The WABCO Facility, as amended and restated, provides inter alia for: (A) an increase of the maximum aggregate principal amount of loans outstanding thereunder to $600 million; (B) its original 5-year tenor to be reset such that the WABCO Facility will expire on June 28, 2023, subject to two 1-year extension options (i.e. 5+1+1); (C) amendments to the applicable margin and financial ratios. Other amendments include updates to the WABCO Facility in line with current market practice and which are customary for transactions of this type.

Under the WABCO Facility, WABCO may borrow, on a revolving basis, loans in an aggregate principal amount at any one time outstanding not in excess of the U.S. Dollar equivalent of $600 million. The Company may, at any time after the date of the WABCO Facility, request an increase in the WABCO Facility of up to $250 million. The loans may be denominated in U.S. Dollars, Euros, Singapore Dollars or Hong Kong Dollars or otherwise, in approved currencies.

The proceeds of the borrowings under the WABCO Facility would be available to repurchase WABCO shares, finance acquisitions, provide working capital and for other general corporate purposes.

Interest on loans under the WABCO Facility will be calculated at a rate per annum equal to an applicable margin which can vary from 0.30% to 0.85% based on WABCO’s leverage ratio plus LIBOR for loans denominated in U.S. Dollars and EURIBOR for loans denominated in Euros (SIBOR for loans denominated in Singapore Dollars and HIBOR for loans denominated in Hong Kong Dollars).

The WABCO Facility also provides for the Company to pay various fees including a participation fee on the amount of the lenders’ commitments thereunder. As part of the amendment and restatement of the WABCO Facility, WABCO agreed to pay various one-off fees including fees to the lenders for their entering into the amendment and restatement agreement and any increased commitments they made to the facility.

The WABCO Facility permits voluntary prepayments (without reducing availability for future revolving borrowings) and voluntary commitment reductions, in each case without premium or penalty. The borrowings will be unsecured but will be guaranteed by the Company.

The WABCO Facility contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a leverage test (consolidated net indebtedness not to exceed three times adjusted four quarter trailing consolidated EBITDA) and a maximum subsidiary indebtedness test. The maximum subsidiary indebtedness test limits the total aggregate amount of indebtedness of WABCO’s subsidiaries, excluding indebtedness under the WABCO Facility, to 20 per cent. of consolidated total assets as at the end of the most recently ended financial year, of which not more than $150 million may be secured, provided however that WABCO may incur additional subsidiary indebtedness subject to, inter alia, providing additional corporate guarantees.

Other undertakings and covenants include delivery of financial reports and other information, compliance with laws including environmental laws and permits, ERISA and U.S. regulations, FATCA, sanctions-related obligations, negative pledge, limitations on mergers and sales of assets, change of business and use of proceeds.

The WABCO Facility contains customary events of default, including non-payment of principal or other amounts when due; breach of covenants; inaccuracy of representations and statements; cross-default and/or cross-acceleration to other material indebtedness; certain ERISA-related events; certain voluntary and involuntary insolvency events; ownership of borrowing subsidiaries and cessation of business; and creditors’ processes exceeding $75 million in the aggregate. If an event of default occurs and is continuing under the WABCO Facility, the lenders may among other things, terminate their obligations thereunder and require WABCO to repay all amounts thereunder.

The governing law of the WABCO Facility is English law.

A copy of the WABCO Facility is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the WABCO Facility does not purport to be complete and is qualified in its entirety by reference to the WABCO Facility. You are encouraged to read the WABCO Facility.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 25, 2018, WABCO entered into an agreement terminating its existing $100 million multi-currency 5-year senior unsecured revolving credit facility dated December 17, 2014 with the lenders and agent banks party thereto, such termination to be effective from June 28, 2018 upon the repayment of principal and interest of all loans then outstanding thereunder.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibit is filed or furnished as part of this Report to the extent described in Items 1.01 and 2.03.

10.1	Amendment Agreement dated June 25, 2018 relating to a $600,000,000 Amended and Restated Facility Agreement for WABCO Holdings Inc. coordinated by Citigroup Global Markets Limited and arranged by Bank of America Merrill Lynch International Limited, BNP Paribas Fortis SA/NV, Citigroup Global Markets Limited, HSBC Bank plc, Brussels Branch, ING Belgium SA/NV, MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), and UniCredit Bank AG.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Comments in this report, and in the exhibit attached hereto contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward Looking Statements” section of WABCO’s Annual Report on Form 10-K, as well as in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” sections of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2018	WABCO HOLDINGS INC.

	By:	/s/ Lisa J. Brown
	Name:	Lisa J. Brown
	Title:	Chief Legal Officer and Secretary